Exhibit 3.2

Revision Date: May 21, 2013

AMENDED AND RESTATED BYLAWS

OF

BANK OF THE JAMES FINANCIAL GROUP, INC.

AMENDED AND RESTATED BYLAWS

OF

BANK OF THE JAMES FINANCIAL GROUP, INC.

ARTICLE I

SHARES

Section 1. Certificates. Unless and until the board of directors adopts a resolution permitting the shares to be uncertificated all shares issued by the Corporation shall, when fully paid, be represented by certificates in such form as may be required by law and approved by the board of directors. Any such resolution shall not apply to shares already represented by a certificate until such certificate is surrendered to the Corporation. Share certificates shall, subject to the provisions of Section 2 of this Article, be signed by the Chairman, the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary or any other officer authorized by resolution of the board of directors. Each share certificate may, but need not, be sealed with the seal of the Corporation or a facsimile thereof.

Section 2. Signatures. The signatures of the officers upon a share certificate may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the Corporation itself or an employee of the Corporation. If any person who signed, either manually or by facsimile, a share certificate no longer holds office when such certificate is issued, the certificate is nevertheless valid.

Section 3. Duplicate Certificates. In case of the loss, mutilation or destruction of a share certificate, a duplicate may be issued upon such terms, and bearing such legend, if any, as the board of directors may lawfully prescribe.

Section 4. Transfer of Shares. Shares of the Corporation shall be transferable in the manner prescribed by law and in these bylaws. Transfers of shares shall be made on the books of the Corporation only by the record holder of such shares or by his or her attorney lawfully constituted in writing and, if such shares are certificated, upon the surrender of the certificate therefor, which shall be canceled before a new certificate or other record of ownership shall be issued. The board of directors may from time to time make such reasonable regulations governing the transfer of shares as it may deem necessary or proper.

Section 5. Restrictions on Transfer. A transfer of shares shall be made only in accordance with any provisions of the articles of incorporation or these bylaws or an agreement among the shareholders or between the shareholders and the Corporation that impose restrictions on the transfer of shares.

ARTICLE II

SHAREHOLDERS

Section 1. Holders of Shares. Only shareholders of record on the share transfer books of the Corporation shall be entitled to be treated by the Corporation as the holders of the shares standing in their respective names, and, except to the extent, if any, required by law, the Corporation shall not be obligated to recognize any equitable or other claim to or interest in any share on the part of any other person, whether or not it shall have express or other notice hereof.

Section 2. Meetings Generally. Meetings of shareholders shall be held at the registered office or the principal office of the Corporation or at such other place, within or without the Commonwealth of Virginia, as the board of directors may designate from time to time. At least ten days before each meeting, the officer or agent having charge of the share transfer books of the Corporation shall prepare a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, with the address and number of shares held by each, arranged by voting group and within each voting group by class or series of shares. For a period of ten days prior to the meeting the list of shareholders kept on file at the registered office or the principal office of the Corporation or at the office of its transfer agent or registrar shall be subject to inspection by any shareholders at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes thereof.

Section 3. Annual Meetings. An annual meeting of the shareholders shall be held on the third Tuesday of May of each year (and if such day is a legal holiday, on the next business day) , or on such other day as the board of directors shall set, for the purpose of electing directors and transacting such other business as may properly come before the meeting.

Section 4. Special Meetings. A special meeting of the shareholders shall be held on the call of the Chairman, the Chief Executive Officer, the President, the Secretary or the board of directors or on the written demand, delivered to the Secretary.

Section 5. Notice. Written notice of the date, time and place of the meeting and, in the case of a special meeting (or if required by law, the articles of incorporation or these bylaws), the purpose or purposes for which the meeting is called shall be given to each shareholder entitled to vote at the meeting. Such notice shall be given either by personal delivery, by mail, or any other means permitted by applicable law by or at the direction of the officer or persons calling the meeting, not more than 60 days nor less than ten days before the date of the meeting (except that such notice shall be given to each shareholder, whether or not entitled to vote, not less than 25 days before a meeting called to act on an amendment to the articles of incorporation, a plan of merger or share exchange, a proposed sale, lease, exchange or other disposition of all, or substantially all, of the property of the Corporation other than in the usual and regular course of business, or the dissolution of the Corporation, which notice shall be accompanied by a copy of the proposed amendment, plan of merger or share exchange, agreement of sale or plan of dissolution, as the case may be). Notice to a shareholder shall be deemed given when mailed postage prepaid, correctly addressed, to the shareholder at his address as shown in the current record of shareholders of the Corporation.

A shareholder’s attendance at a meeting waives objection to: (i) lack of notice or defective notice of the meeting, unless at the beginning of the meeting he objects to holding the meeting or transacting business at the meeting; and (ii) consideration of a particular matter at the meeting that is not within the purpose or purposes described in the notice of the meeting, unless he objects to considering the matter when it is presented.

Section 6. Waiver of Notice. Notice of any meeting may be waived before or after the date and time of the meeting in a writing signed by the shareholder entitled to notice and delivered to the Secretary for inclusion in the minutes of the meeting or filing with the corporate records.

Section 7. Action Without Meeting. Any action required or permitted by law to be taken at a shareholders’ meeting may be taken without a meeting if the action is taken by all of the shareholders entitled to vote on the action. The action shall be evidenced by one or more written consents describing the action taken, signed by all the shareholders entitled to vote thereon and delivered to the Secretary for inclusion in the minutes or filing with the corporate records.

Section 8. Determination of Shareholders of Record. The share transfer books may be closed by order of the board of directors for not more than 70 days for the purpose of determining shareholders entitled to notice of or to vote at any meeting of the shareholders or any adjournment thereof (or entitled to receive any distribution or in order to make a determination of shareholders for any other purpose). In lieu of closing such books, the board of directors may fix in advance as the record date for any such determination a date not more than 70 days before the date on which such meeting is to be held (or such distribution made or other action requiring such determination is to be taken). If the books are not closed or the record date is not fixed, the record date shall be the close of business on the day before the effective date of the notice to shareholders.

Section 9. Conduct of Meetings. The Chairman, or in his absence the officer prescribed by Sections 3 and 4 of Article IV, shall act as chairman of and preside over meetings of the shareholders. If no such officer is present, the meeting shall elect a chairman. The Secretary, or in his absence the Assistant Secretary, shall act as the secretary of such meetings. If no such officer is present, the chairman shall appoint a secretary of the meeting.

Section 10. Proxies. A shareholder may appoint a proxy to vote or otherwise act for him by signing and dating an appointment form, either personally or by his attorney-in-fact. No appointment of proxy shall be valid after the expiration of 11 months from the date of its execution, unless otherwise provided therein. Every appointment of proxy shall be revocable by the shareholder executing it, unless the appointment form conspicuously states that it is irrevocable and that it is coupled with an interest in accordance with law.

Section 11. Procedure at Meetings. The procedure at meetings of the shareholders shall be determined by the chairman, and (subject to the provisions of Section 9 of this Article) the vote on all questions before any meeting shall be taken in such manner as the chairman prescribes. However, upon the demand of the holders in the aggregate of at least twenty percent (20%) of all the votes entitled to be cast on any issue proposed to be considered at the meeting, such vote shall be by ballot.

Section 12. Quorum and Voting. A quorum at any meeting of shareholders shall be a majority of the votes entitled to be cast, represented in person or by proxy. If a quorum exists, action on a matter is approved by a majority of the votes cast within the voting group, unless a greater vote is required by law or the articles of incorporation (except that in elections of directors those receiving the greatest number of votes shall be elected even though less than a majority).

Section 13. Adjournments. A majority of the votes entitled to be cast at any meeting, represented in person or by proxy, even though less than a quorum, may adjourn the meeting to a fixed time and place. If a meeting of the shareholders is adjourned to a date more than 120 days after the date fixed for the original meeting, notice of the adjourned meeting shall be given as in the case of the original meeting. If a meeting is adjourned for less than 120 days, no notice of the date, time or place of the adjourned meeting or, in the case of a special meeting, the purpose or purposes for which the meeting is called, need be given other than by announcement at the meeting at which the adjournment is taken, prior to such adjournment. If a quorum shall be present at any adjourned meeting, any business may be transacted which might have been transacted if a quorum had been present at the meeting as originally called.

ARTICLE III

DIRECTORS

Section 1. General Powers. Except as expressly provided in the articles of incorporation or these bylaws, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation managed under the direction of, the board of directors.

Section 2. Number and Qualifications. The board of directors shall consist of a minimum of five and a maximum of twenty-five individuals. No director may be nominated for election or elected if on the date of his election he has or would have attained the age of 73 years. Directors need not be residents of Virginia, but all directors must be shareholders of the Corporation as required by law. Directors shall be elected at each annual meeting of the shareholders, and may be elected at any special meeting of the shareholders, in accordance with the three groups and staggered terms as described in the articles of incorporation. However, if any one or more of the directors shall resign or fail to be able to serve for any reason, the remaining directors, even if less than the minimum set herein, shall be authorized to appoint replacements as necessary.

Section 3. Regular Meetings. Regular meetings of the board of directors may be held without notice at the registered office or principal office of the Corporation or at such other place, whether in or out of the Commonwealth of Virginia, as the board of directors may designate from time to time. A regular meeting of the board of directors shall be held as soon as practicable after each annual meeting of the shareholders for the purpose of appointing officers and transacting such other business as may properly come before the meeting.

Section 4. Special Meetings. Special meetings of the board of directors may be called at any time by the Chairman, the Chief Executive Officer, the President, the Secretary or any quorum of the directors.

Section 5. Notice. Written notice of the date, time and place of special meetings shall be given to each director either by personal delivery or by mail, by or at the direction of the officer or director calling the meeting, to the address of such director as it appears in the records of the Corporation not less than ten (10) days before the date of the meeting. Neither the business to be transacted at, nor the purpose of, any meeting of the board of directors need be specified in the notice or any waiver of notice of such meeting.

A director’s attendance at or participation in a meeting waives any required notice to him of the meeting unless he at the beginning of the meeting or promptly upon his arrival objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to the action taken at the meeting.

Section 6. Waiver of Notice. Notice of any meeting may be waived before or after the date and time of the meeting in a writing signed by the director entitled to notice and delivered to the Secretary of the Corporation for inclusion in the minutes of the meeting or filing with the corporate records.

Section 7. Action Without Meeting. Any action required or permitted by law to be taken at a meeting of the board of directors may be taken without a meeting if the action is taken by all of the members of the board of directors. The action shall be evidenced by one or more written consents stating the action taken, signed by each director either before or after the action taken, and included in the minutes or filed with the corporate records reflecting the action taken.

Section 8. Conduct of Meetings. The Chairman, or in his absence the officer prescribed by Sections 3 and 4 of Article IV, shall act as chairman of and preside over meetings of the board of directors. If no such officer is present, the meeting shall elect a chairman. The Secretary, or in his absence the Assistant Secretary, shall act as secretary of such meetings. If no such officer is present, the chairman shall appoint a secretary of the meeting.

Section 9. Procedure at Meetings. The procedure at meetings of the board of directors shall be determined by the chairman, and (subject to the provisions of Section 17 of this Article) the vote on all matters before any meeting shall be taken in such manner as the chairman may prescribe.

Section 10. Participation by Conference Telephone. The board of directors may permit any or all directors to participate in a meeting of the directors by, or conduct the meeting through the use of, conference telephone or any other means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by such means shall be deemed to be present in person at the meeting. When a meeting is so conducted, a written record shall be made of the action taken at such meeting.

Section 11. Quorum. A quorum at any meeting of the board of directors shall be a majority of the number of directors fixed or prescribed by these bylaws or, if no number is prescribed, the number of directors in office immediately before the meeting begins. The affirmative vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors.

Section 12. Committees. The board of directors may create one or more committees and appoint two or more members of the board of directors to serve on them at the pleasure of the board of directors. Any such committee, to the extent specified by the board of directors, may exercise the authority that may be exercised by the board of directors except to the extent prohibited or restricted by law, the articles of incorporation or these bylaws.

The provisions of Sections 3 through 11 of this Article, which provide for, among other things, meetings, action without meetings, notice and waiver of notice, quorum and voting requirements of the board of directors, shall apply to committees and their members as well.

Section 13. Term of Office. Each director shall be elected to hold office until the next succeeding annual meeting of the shareholders or until his successor shall have been elected and qualified, or until there is a decrease in the number of directors, or such earlier time as he shall resign, die or be removed. No decrease in the number of directors by amendment to these bylaws shall shorten the term of any incumbent director.

Section 14. Resignation. A director may resign at any time by delivering written notice to the board of directors, the Chairman, the President or the Secretary. A resignation shall be effective when delivered, unless the notice specifies a later effective date.

Section 15. Removal. At a meeting of shareholders called and noticed expressly for such purpose, any director may be removed only with cause, if the number of votes cast to remove him constitutes a majority of the votes entitled to be cast at an election of directors.

Section 16. Vacancies. Any vacancy in the board of directors (including any vacancy resulting from an increase in the number of directors) may be filled by the affirmative vote of a majority of the remaining directors, even though less than a quorum, unless sooner filled by the shareholders.

Section 17. Conflicts of Interest. No transaction with the Corporation in which a director has a direct or indirect personal interest shall be void or voidable solely because of the director’s interest in the transaction if: (i) the material facts of the transaction and the director’s interest are disclosed or known to the board of directors or a committee of the board of directors, and the transaction was authorized, approved, or ratified by the affirmative vote of a majority of the directors on the board of directors, or on the committee, who have no direct or indirect personal interest in the transaction; provided, however, that a transaction shall not be authorized, approved or ratified by a single director; or (ii) the material facts of the transaction and the director’s interest are disclosed to the shareholders entitled to vote, and the transaction is authorized, approved or ratified by the vote of a majority of the shares other than shares owned by or voted under the control of a director who has a direct or indirect interest in the transaction; or (iii) the transaction is fair to the Corporation.

ARTICLE IV

OFFICERS

Section 1. Generally. The officers of the Corporation shall be a Chairman, a Vice-Chairman, Chief Executive Officer, a President, a Secretary and a Treasurer or Controller, each of whom shall be appointed by the board of directors at a regular meeting of the directors held as soon as may be practicable after each annual meeting of the shareholders or, if a vacancy shall exist in any such office, at a special meeting of the directors held as soon as may be practicable after the resignation, death or removal of the officer theretofore holding the same. The board of directors, the Chairman or the President may also, from time to time, appoint one or more Vice Presidents or other officers and assistant officers and fill any vacancy that may exist in any such office as a result of the resignation, death or removal of the officer theretofore holding the same. Any officer may hold more than one office and may, but need not, be a director. Each officer shall have the authority and perform the duties which pertain to the office held by him, or as set forth in these bylaws or, to the extent consistent with these bylaws, such duties as may be prescribed by the board of directors, the Chairman or the President.

Section 2. Chairman. The Chairman shall act as chairman of and preside over meetings of the shareholders and directors and shall perform such duties as may be lawfully required of, or conferred upon, him by the board of directors.

Section 3. Vice-Chairman. The Vice-Chairman shall perform such duties as may be conferred upon him by the board of directors. The Vice-Chairman shall, during the absence, disqualification, or inability to act of the Chairman, exercise all the functions and perform all the duties of the Chairman and shall perform, to the extent consistent with these bylaws, such duties as may be conferred upon him by the board of directors.

Section 4. Chief Executive Officer. The Chief Executive Officer is the chief executive officer of the Corporation and shall have general supervision over, responsibility for and control of the other officers, agents and employees of the Corporation. The Chief Executive Officer shall, during the absence, disqualification or inability to act of the Chairman and Vice-Chairman, exercise all the functions and perform all the duties of the Chairman and shall perform, to the extent consistent with these bylaws, such duties as may be conferred upon him by the board of directors.

Section 5. President. The President shall be the chief operating officer of the Corporation and shall report directly to the Chief Executive Officer of the Corporation.

Section 6. Vice Presidents. Each Vice President shall perform, to the extent consistent with these bylaws, such duties as may be prescribed by the board of directors or the Chief Executive Officer. In the event of and during the absence, disqualification or inability to act of the Chief Executive Officer and President, the Vice Presidents, in the order designated by the board of directors from time to time (and if no such designation is made, in the order of their appointment as Vice Presidents), shall have the authority to perform the duties of the President.

Section 7. Secretary. The Secretary shall have the responsibility for preparing and maintaining custody of minutes of meetings of the shareholders and directors in a book or books kept for that purpose and the responsibility for authenticating records of the Corporation. The Secretary shall maintain a record of shareholders of the Corporation, giving the names and addresses of all shareholders and the numbers, classes and series of the shares held by each and, unless otherwise prescribed by the board of directors, shall maintain the share transfer books of the Corporation.

Section 8. Treasurer or Controller. The Treasurer shall be the chief financial officer of the Corporation. The Treasurer shall have the custody of all moneys and securities of the Corporation and shall deposit the same in the name and to the credit of the Corporation in such depositories as may be designated by the board of directors and, unless otherwise prescribed by the board of directors or the Chief Executive Officer, shall maintain the books of account and financial records.

Section 9. Delegation of Power. In the event of and during the absence, disqualification or inability to act of any officer other than the President, such other officers or employees as may be designated by the board of directors or by the President shall have the authority and perform the duties of such officer.

Section 10. Term of Office. Each officer shall be appointed to hold office until the first regular meeting of the board of directors held after each annual meeting of the shareholders, or for such longer or shorter term as the board of directors may specify, and until his successor shall have been appointed or such earlier time as he shall resign, die or be removed.

Section 11. Resignation. An officer may resign at any time by delivering written notice to the board of directors, the President or the Secretary. A resignation shall be effective when delivered unless the notice specifies a later effective date.

Section 12. Removal. Any officer may be removed, with or without cause, at any time by the board of directors or Chief Executive Officer, and any officer or assistant officer, if appointed by another officer, may likewise be removed by such officer. Notwithstanding the above, an officer assigned by the board of directors with the duties of the Internal Audit Function may only be dismissed by the audit committee (or committee performing similar functions) of the board of directors.

Section 13. Execution of Instruments. Checks, drafts, notes and orders for the payment of money shall be signed by such officer or officers or such other individual or individuals as the board of directors may from time to time authorize, and any endorsement of such paper in the ordinary course of business shall be similarly made, except that any officer or assistant officer of the Corporation may endorse checks, drafts or notes for collection or deposit to the credits of the Corporation. The signature of any such officer or other individual may be a facsimile when authorized by the board of directors.

Section 14. Proxies. Unless otherwise prescribed by the board of directors, the Chairman or the President may from time to time, by such proxy or proxies, attorney or attorneys, agent or agents of the Corporation as he shall designate in the name and on behalf of the Corporation, cast the votes to which the Corporation may be entitled as a shareholder or otherwise in any other corporation, at meetings, or consent in writing to any action by any such other corporation; and he may instruct the individual or individuals so appointed as to the manner of casting such votes or giving such consent, and execute or cause to be executed on behalf of the Corporation such written proxies, consents, waivers or other instruments as he may deem necessary or desirable.

Section 15. Regulation O Executive Officers. Unless excluded from major policy-making functions of the Corporation (other than in such person’s capacity as a director, if applicable) by resolution of the Board, the following officers shall be “executive officers” for purposes of Regulation O (12 C.F.R. Pt. 215): the Chief Executive Officer, President, each Executive Vice President and any executive officer of the Corporation who, by resolution of the Corporation’s board of directors, has been designated an “executive officer” of the Corporation for purposes of Regulation O. Notwithstanding anything in these Bylaws to the contrary, in accordance with Section 215.2(e) of Regulation O, unless otherwise so designated by resolution, the Chairman, each Vice-Chairman of the Board, and all other employees of the Company or its subsidiaries, including Vice Presidents and others with officer titles, are excluded (other than in such person’s capacity as a director, if applicable) from major policy-making functions of the Corporation and shall not be considered “executive officers” of the Corporation for purposes of Regulation O.

ARTICLE V

INDEMNIFICATION AND ELIMINATION OF LIABILITY

Section 1. Indemnification of Directors and Officers. Except as provided in Section 2 of this Article, the Corporation shall indemnify every individual made a party to a proceeding because he is or was a director or officer against liability incurred in the proceeding if: (i) he conducted himself in good faith; and (ii) he believed, in the case of conduct in his official capacity with the Corporation, that his conduct was in its best interests, and in all other cases, that his conduct was at least not opposed to its best interests (or in the case of conduct with respect to an employee benefit plan, that his conduct was for the purpose he believed to be in the interests of the participants of and beneficiaries of the plan); and (iii) he had no reasonable cause to believe, in the case of any criminal proceeding, that his conduct was unlawful.

Section 2. Indemnification Not Permitted. The Corporation shall not indemnify any individual against his willful misconduct or a knowing violation of the criminal law or against any liability incurred by him in any proceeding charging improper personal benefit to him, whether or not by or in the right of the Corporation or involving action in his official capacity, in which he was adjudged liable by a court of competent jurisdiction on the basis that personal benefit was improperly received by him.

Section 3. Effect of Judgment or Conviction. The termination of a proceeding by judgment, order, settlement or conviction is not, of itself, determinative that an individual did not meet the standard of conduct of this Article or that the conduct of such individual constituted willful misconduct or a knowing violation of the criminal law.

Section 4. Determination and Authorization. Unless ordered by a court of competent jurisdiction, any indemnification under Section 1 of this Article shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the individual is permissible in the circumstances because (i) he met the standard of conduct set forth in Section 1 of this Article and, with respect to a proceeding by or in the right of the Corporation in which such individual was adjudged liable to the Corporation, he is fairly and reasonably entitled to indemnification in view of all of the relevant circumstances even though he was adjudged liable; and (ii) the conduct of such individual did not constitute willful misconduct or a knowing violation of the criminal law.

Such determination shall be made: (i) by the board of directors by a majority vote of a quorum consisting of directors not at the time parties to the proceeding; or (ii) if such a quorum cannot be obtained, by a majority vote of a committee duly designated by the board of directors (in which designated directors who are parties may participate), consisting solely of two or more directors not at the time parties to the proceeding, or (iii) by special legal counsel selected by the board of directors or its committee in the manner heretofore provided or, if such a quorum of the board of directors cannot be obtained and such a committee cannot be designated, selected by a majority vote of the board of directors (in which selection directors who are parties may participate); or (iv) by the shareholders, but shares owned by or voted under the control of individuals who are at the time parties to the proceeding may not be voted on the determination. Authorization of indemnification, evaluation as to reasonableness of expenses and determination and authorization of advancements for expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by those selecting such counsel.

Section 5. Advance for Expenses. The Corporation shall pay for or reimburse the reasonable expenses incurred by any individual who is a party to a proceeding in the advance of final disposition of the proceeding if (i) he furnished the Corporation a written statement of his good faith belief that he has met the standard of conduct described in Section 1 of this Article and a written undertaking, executed personally or on his behalf, to repay the advance if it is ultimately determined that indemnification of such individual in the specific case is not permissible; and (ii) a determination is made that the facts then known to those making the determination would not preclude indemnification under this Article. A written undertaking furnished to the Corporation in accordance with the provisions of this Section shall be an unlimited general obligation of the individual furnishing the same but need not be secured and may be accepted by the Corporation without reference to financial ability to make repayment.

Section 6. Indemnification of Employees and Agents. The Corporation may, but shall not be required to, indemnify and advance expenses to employees and agents of the Corporation to the same extent as provided in this Article with respect to directors and officers.

Section 7. Elimination of Liability of Directors and Officers. Except as provided in Section 8 of this Article, in any proceeding brought by or in the right of the Corporation or brought by or on behalf of shareholders of the Corporation, a director or officer of the Corporation shall not be liable in any monetary amount for damages arising out of or resulting from a single transaction, occurrence or course of conduct.

Section 8. Liability of Directors and Officers Not Eliminated. The liability of a director or officer shall not be eliminated in accordance with the provisions of Section 7 of this Article if the director or officer engaged in willful misconduct or a knowing violation of the criminal law or of any federal or state securities law, including without limitation, any claim of unlawful insider trading or manipulation of the market for any security.

Section 9. Definitions. In this Article:

“Director” and “officer” mean an individual who is or was a director or officer of the Corporation, as the case may be, or who, while a director or officer of the Corporation is or was serving at the Corporation’s request as a director, officer, member, manager, fiduciary, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise. A director or officer shall be considered to be serving an employee benefit plan at the Corporation’s request if his duties to the Corporation also impose duties on, or otherwise involve services by, him to the plan or to participants in or beneficiaries of the plan.

“Individual” means a natural person and also includes, unless the context requires otherwise, the estate, heirs, executors, personal representatives and administrators of an individual.

“Corporation” means the Corporation and any domestic or foreign predecessor entity of the Corporation in a merger or other transaction in which the predecessor’s existence ceased upon the consummation of the transaction.

“Expenses” includes but is not limited to counsel fees.

“Liability” means the obligation to pay a judgment, settlement, penalty, fine, including any excise tax assessed with respect to an employee benefit plan, or reasonable expenses incurred with respect to a proceeding.

“Official capacity” means: (i) when used with respect to a director, the office of director in the Corporation; (ii) when used with respect to an officer, the office in the Corporation held by him; or (iii) when used with respect to an employee or agent, the employment or agency relationship undertaken by him on behalf of the Corporation. “Official capacity” does not include service for any foreign or domestic corporation or other partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise.

“Party” includes an individual who was, is or is threatened to be made a named defendant or respondent in a proceeding.

“Proceeding” means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal.

Section 10. Provisions Not Exclusive. As authorized by the Virginia Stock Corporation Act, the provisions of this Article are in addition to and not in limitation to the specific powers of a corporation to indemnify directors and officers set forth therein. If any provision of this Article shall be adjudicated invalid and unenforceable by a court of competent jurisdiction, such adjudication shall not be deemed to invalidate or otherwise affect any other provision hereof or any power of indemnify which the Corporation may have under the Virginia Stock Corporation act or other laws of the Commonwealth of Virginia.

Section 11. Insurance. The Corporation may purchase and maintain insurance to indemnify it against the whole or any portion of the liability assumed in accordance with this Article. The Corporation may also procure insurance, in amounts determined by the Directors, on behalf of any person who is either: (i) a director or officer of the Corporation; or (ii) is serving in any other capacity at the request of the Corporation. This insurance may indemnify against any asserted or incurred liability regardless of whether the Corporation has the power to indemnify a person against such liability under the provisions of this Article.

Section 12. No Retroactive Effect of Amendment. No amendment or repeal of this Article or these bylaws shall limit or eliminate the rights to indemnification or elimination of liability provided under this Article with respect to acts or omissions occurring prior to such amendment or repeal.

ARTICLE VI

SEAL

The seal of the Corporation shall be a flatface circular die containing the name of the Corporation, of which there may be any number of counterparts or facsimiles, in such form as the board of directors shall from time to time adopt.

ARTICLE VII

FISCAL YEAR

The fiscal year of the Corporation shall be an annual accounting period ending on December 31 in each calendar year.

ARTICLE VIII

AMENDMENTS

These bylaws may be amended or repealed by the board of directors except to the extent that: (i) this power is reserved exclusively to the shareholders by law or the articles of incorporation; or (ii) the shareholders in adopting or amending particular bylaws provide expressly that the board of directors may not amend or repeal the same. These bylaws may be amended or repealed by the shareholders even though the same also may be amended or repealed by the board of directors.

ADOPTED AND EFFECTIVE: May 21, 2013